INVESTMENT COMPANY BLANKET BOND—SUMMARY PREMIUM ALLOCATION 9/1/2020 - 9/1/2021

Premium for $25M bond coverage limit	48,215.00
Allocation: 12% VP Distributors	5,785.80
1% ETF Distributors	482.15
12% Virtus Fund Services	5,785.80
26% Investment Advisors	12,535.90	[SEE DISTRIBUTION BELOW]
1% Virtus Partners	482.15
48% Mutual Funds	23,143.20	[SEE DISTRIBUTION BELOW]

	Gross Assets as of
FUND	8-31-2020	% of (48%) Total	Allocated Premium
Virtus Alternative Solutions Trust	170,857,440	0.003351109	77.56
Virtus Asset Trust	10,318,928,522	0.202390071	4,683.95
Virtus Equity Trust	14,603,614,387	0.28642766	6,628.85
Virtus Opportunities Trust	18,430,050,228	0.361477373	8,365.74
Virtus Variable Insurance Trust	1,030,602,605	0.020213701	467.81
Duff & Phelps Utility and Corporate Bond Trust, Inc.	371,872,702	0.007293717	168.80
DNP Select Income Fund, Inc.	3,707,114,763	0.072709411	1,682.73
DTF Tax Free Income, Inc.	200,795,015	0.003938288	91.14
Duff & Phelps Global Utility and Infrastructure Fund, Inc.	696,288,454	0.013656638	316.06
Duff & Phelps Select MLP and Midstream Energy Fund, Inc.	17,876,343	0.000350617	8.11
Virtus Global Multi-Sector Income Fund (VGI)	195,035,952	0.003825333	88.53
Virtus Total Return Fund Inc. (ZTR)	592,766,160	0.011626206	269.07
ETFis Series Trust I	631,369,768	0.012383357	286.59
Virtus ETF Series Trust II	18,177,248	0.000356519	8.25

Total	50,985,349,587	100.00%	23,143.20

	Gross Assets by Adviser as
INVESTMENT ADVISOR	of 8-31-2020	% of (26%) Total	Allocated Premium
Virtus Investment Advisers	7,714,786,741.94	0.151618	1,900.67
Virtus Alternative Investment Advisers	63,900,277.85	0.001256	15.74
Virtus ETF Advisers	610,802,616.36	0.012004	150.48
Virtus Fund Advisers	891,756,311.85	0.017526	219.70
Duff & Phelps Investment Management	6,373,627,155.12	0.125261	1,570.25
Kayne Anderson Rudnick Investment Management	17,001,599,057.28	0.334132	4,188.64
Newfleet Asset Management	8,314,180,779.12	0.163398	2,048.34
Rampart	178,686,555.78	0.003512	44.02
Ceredex	4,450,792,465.50	0.087471	1,096.53
Seix	4,787,268,594.01	0.094084	1,179.43
Sustainable Growth Advisers	338,548,422.02	0.006653	83.41
Silvant	156,977,699.51	0.003085	38.67

Total	50,882,926,676.34	100.00%	12,535.90